EXHIBIT 99.1

                         AMETHYST FINANCIAL COMPANY LTD.

                                LETTER TO CLIENTS
                                       FOR
                            TENDER OF ALL OUTSTANDING

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                      11 3/4% SENIOR SECURED NOTES DUE 2001
                                 IN EXCHANGE FOR
                                   REGISTERED
                      11 3/4% SENIOR SECURED NOTES DUE 2001
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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________,
2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THE EXCHANGE OFFER.
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To Our Clients:

      We are enclosing with this letter a prospectus dated _______, 2000 of Amethyst Financial Company Ltd. (the "Company") and the related letter of transmittal. These two documents together constitute the Company's offer to exchange its 11 3/4% Senior Secured Notes due 2001 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and 11 3/4% Senior Secured Notes due 2001 (the "Old Notes"), (the "Exchange Offer").

      We are the holder of record of Old Notes held by us for your own account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

      We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the letter of transmittal.

      Pursuant to the letter of transmittal, each holder of Old Notes will represent to the Company that (i) any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) such person does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act and (iii) such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each holder of Old Notes will represent to the Company that (i) if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes and (ii) if such person is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                Very truly yours,

      PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.


                                 INSTRUCTION TO
                         BOOK-ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

      The undersigned hereby acknowledges receipt and review of the prospectus dated _______, 2000 of Amethyst Financial Company Ltd. ( the "Company") and the related letter of transmittal. These two documents together constitute the Company's offer to exchange its 11 3/4% Senior Secured Notes due 2001 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 11 3/4% Senior Secured Notes due 2001 (the "Old Notes"), (the "Exchange Offer").

      This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Old Notes held by you for the account of the undersigned.

      The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

             Title of Series                    Principal Amount
      --------------------------------  ---------------------------------
      11 3/4% Senior Secured Notes due
      2001
      --------------------------------  ---------------------------------


      WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

[ ]   TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

[ ] TO TENDER THE FOLLOWING AMOUNT OF OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

             Title of Series              Principal Amount Tendered
      --------------------------------  ---------------------------------
      11 3/4% Senior Secured Notes due
      2001
      --------------------------------  ---------------------------------

[ ]   NOT TO TENDER ANY OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE
      UNDERSIGNED.

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
      IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO BOOK-ENTRY TRANSFER PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) any New Notes received are being acquired in the ordinary course of business of the undersigned; (ii) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act; (iii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes and (v) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

Name of beneficial owner(s):__________________________________________________

Signature(s):_________________________________________________________________

Name(s) (please print):_______________________________________________________

Address:______________________________________________________________________

Telephone Number:_____________________________________________________________

Taxpayer Identification or Social Security Number:____________________________

Date:_________________________________________________________________________


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